Filed in the Office of	Business Number C7785-2003
	Filing Number 20254905824
Secretary of State State Of Nevada	Filed On 5/19/2025 3:05:00 PM
	Number of Pages 4

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Worksport Ltd.

Entity or Nevada Business Identification Number (NVID): NV20031311597

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.5%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes)
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article III (see attached amendment)

(attach additional page(s) if necessary)

6. Signature: (Required)

X DocuSigned by: Steven Rossi 2B3BF64265B04F6...
Signature of Officer or Authorized Signer

President, Chief Executive Officer
Title

X ______
Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached.

This form must be accompanied by appropriate fees.

**CERTIFICATE OF AMENDMENT
TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF WORKSPORT LTD.**

(Pursuant to NRS 78.385 and 78.390)

The undersigned, being an authorized officer of Worksport Ltd., a Nevada corporation (the "Corporation"), hereby certifies as follows:

1. Pursuant to NRS 78.385 and 78.390, the Board of Directors of the Corporation duly adopted a resolution to amend the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation") and such amendment was approved by the holders of a majority of the voting power of the Corporation's stockholders.

2. Section 3.01 of Article III of the Articles of Incorporation is hereby amended to increase the total number of authorized shares of capital stock from 30,900,000 shares to 55,000,000 shares.

3. Section 3.02 of Article III is hereby amended to increase the number of authorized shares of common stock, par value $0.0001 per share, from 29,900,000 to 45,000,000 shares.

4. Section 3.03 of Article III is hereby amended to increase the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 to 10,000,000 shares.

5. As amended, the first sentences of Sections 3.01, 3.02 and 3.03 shall be deleted and replaced in their entirety as follows:

"3.01 *Authorized Capital Stock*. The total number of shares of stock this Corporation is authorized to issue shall be fifty-five million (55,000,000) shares."

"3.02 *Common Stock*. The total number of authorized shares of Common Stock shall be forty-five million (45,000,000) shares, par value $0.0001 per share."

"3.03 *Blank Check Preferred Stock*. The total number of authorized shares of Preferred Stock shall be ten million (10,000,000) shares, par value $0.0001 per share."

6. All other provisions of the Articles of Incorporation shall remain in full force and effect.

[*Signature page to follow*]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Corporation's Amended and Restated Articles of Incorporation as of May 19, 2025.

WOR

DocuSigned by:
Steven Rossi
By: ______________________
2B3BF64265B04F6...
Name: Steven Rossi
Title: President and Chief Executive Officer